June 2024

Preliminary Pricing Supplement No. 2,308
Registration Statement Nos. 333-275587; 333-275587-01
Dated May 20, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much. The Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the upside leverage feature and the limited protection against loss that applies to a limited range of performance of the worst performing underlying, only if the final level of each underlying is greater than or equal to the respective trigger level. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 10, 2027
Underlyings:	The S&P 500® Index (the “SPX Index”) and the SPDR® S&P MidCap 400® ETF Trust (the “MDY Shares” or the “underlying shares”)
Aggregate principal amount:	$
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level,

$1,000

If the final level of either of the underlyings is less than its respective trigger level,

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 10%, and possibly all, of your investment.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the SPX Index, , which is the index closing value of such underlying on the pricing date

With respect to the MDY Shares, $ , which is the closing price of such underlying on the pricing date

Final level:

With respect to the SPX Index, the index closing value of such underlying on the valuation date

With respect to the MDY Shares, the closing price of such underlying on the valuation date times the relevant adjustment factor on such date

Valuation date:	June 7, 2027, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Leverage factor:	At least 141%. The actual leverage factor will be determined on the pricing date.
Adjustment factor:	With respect to the MDY Shares, 1.0, subject to adjustment in the event of certain events affecting the MDY Shares
Trigger level:	With respect to the SPX Index, , which is 90% of its initial level With respect to the MDY Shares, $ , which is 90% of its initial level
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	June 5, 2024
Original issue date:	June 10, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61776L7K7 / US61776L7K73
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $973.80 per Trigger PLUS, or within $45.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$

(1)The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 19.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023  Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027 (the “Trigger PLUS”) can be used:

￭As an alternative to direct exposure to the underlyings that enhances returns for any positive performance of the worst performing of two international equity underlyings

￭To potentially outperform the worst performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To provide limited protection against loss of principal in the event of a decline of the underlyings but only if the final level of each underlying is greater than or equal to the respective trigger level

If the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer.

Maturity:	3 years
Leverage factor:	At least 141% (applicable only if the final level of each underlying is greater than its respective initial level). The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each underlying, 90% of the initial level of such underlying
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $973.80, or within $45.00 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market

June 2024 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

June 2024 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer exposure to the worst performing of the underlyings. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance

The Trigger PLUS offer investors an opportunity to receive at least 141% of the positive return of the worst performing of the underlyings if each underlying has appreciated in value. The actual leverage factor will be determined on the pricing date.

Trigger Feature

At maturity, even if the worst performing underlying has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final level of each underlying is greater than or equal to its respective trigger level.

Upside Scenario

Each underlying increases in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus at least 141% of the underlying percent change of the worst performing underlying. The actual leverage factor will be determined on the pricing date.

Par Scenario

The final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.

Downside Scenario

The final level of either of the underlyings is less than its respective trigger level. In this case, the Trigger PLUS redeem for at least 10% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 90% of the stated principal amount per Trigger PLUS. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much.

June 2024 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial level and trigger level for each underlying will be determined on the pricing date. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical leverage factor:	141%. The actual leverage factor will be determined on the pricing date.
Hypothetical initial level:	With respect to the SPX Index: 3,300 With respect to the MDY Shares: $520.00
Hypothetical trigger level:	With respect to the SPX Index: 2,970 With respect to the MDY Shares: $468.00

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		SPX Index: 3,630
MDY Shares: $676.00
Underlying percent change		SPX Index: (3,630 – 3,300) / 3,300 = 10% MDY Shares: ($676.00 – $520.00) / $520.00 = 30%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying),
	=	$1,000 + ($1,000 × 141% × 10%)
	=	$1,141

In example 1, the final levels of the SPX Index and the MDY Shares are greater than their initial levels. The SPX Index has appreciated by 10% while the MDY Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus 141% of the appreciation of the worst performing underlying, which is the SPX Index in this example. Investors receive $1,141 per Trigger PLUS at maturity (assuming a hypothetical leverage factor of 141%). The actual leverage factor will be determined on the pricing date.

EXAMPLE 2: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level but greater than its respective trigger level, and investors receive the stated principal amount.

Final level		SPX Index: 4,620
		MDY Shares: $494.00
Underlying percent change		SPX Index: (4,620 – 3,300) / 3,300 = 40% MDY Shares: ($494.00 – $520.00) / $520.00 = -5%
Payment at maturity	=	$1,000

In example 2, the final level of the SPX Index is greater than its respective initial levels, while the final level of the MDY Shares is less than its respective initial level but greater than its respective trigger level. While the SPX Index has appreciated by 40%, the MDY Shares have declined by 5%. Therefore, investors receive at maturity the stated principal amount of $1,000.

June 2024 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level and trigger level. Investors are therefore exposed to the decline in the worst performing underlying from its initial value.

Final level		SPX Index: 3,630
MDY Shares: $208.00
Underlying percent change		SPX Index: (3,630 – 3,300) / 3,300 = 10% MDY Shares: ($208.00 – $520.00) / $520.00 = -60%
Underlying performance factor		SPX Index: 3,630 / 3,300 = 110% MDY Shares: $208.00 / $520.00 = 40%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 40%
	=	$400

In example 3, the final level of the SPX Index is greater than its respective initial level, while the final level of the MDY Shares is less than its respective initial level and trigger level. While the SPX Index has appreciated by 10%, the MDY Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the MDY Shares, which represent the worst performing underlying in this example, and receive a payment at maturity of $400 per Trigger PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final level of each underlying is less than its respective trigger level.

Final level		SPX Index: 990
MDY Shares: $182.00
Underlying percent change		SPX Index: (990 – 3,300) / 3,300 = -70% MDY Shares: ($182.00 – $520.00) / $520.00 = -65%
Underlying performance factor		SPX Index: 990 / 3,300 = 30% MDY Shares: $182.00 / $520.00 = 35%
Payment at maturity	=	$1,000 × (underlying performance factor of the worst performing underlying)
	=	$1,000 × 30%
	=	$300

In example 4, the final levels of the SPX Index and the MDY Shares are less than their respective trigger levels. The SPX Index has declined by 70% while the MDY Shares have declined by 65%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying in this example, and receive a payment at maturity of $300 per Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much.

June 2024 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final level of either of the underlyings is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 10% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Index Overview” and “SPDR® S&P MidCap 400® ETF Trust Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events. Even if each underlying appreciates prior to the valuation date but the value of either of the underlyings drops

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in either of the underlyings or the stocks composing the SPX Index or the S&P MidCap 400® Index. Investing in the Trigger PLUS is not equivalent to investing in either of the underlyings or the component stocks of the SPX Index or the S&P MidCap 400® Index. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SPX Index or the S&P MidCap 400® Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to any underlying or the S&P MidCap 400® Index), including taking positions in stocks constituting the SPX Index or the S&P MidCap 400® Index or taking positions in the MDY Shares, futures and/or options contracts on the SPX Index, the MDY Shares or the S&P MidCap 400® Index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial levels, the trigger levels and the final levels, including whether any underlying index has decreased to below its respective trigger level, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factors and the selection of a successor index or calculation of the index closing value of the SPX Index or the closing price of the MDY Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the Trigger PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either of the underlyings declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, and you will lose a significant portion or all of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either of the underlyings will decline to below its trigger level as of the valuation date than if the Trigger PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

￭Adjustments to the SPX Index could adversely affect the value of the Trigger PLUS. The publisher of the SPX Index may add, delete or substitute the stocks constituting the SPX Index or make other methodological changes that could change the value of the SPX Index. The publisher of the SPX Index may discontinue or suspend calculation or publication of the SPX Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The Trigger PLUS are linked to the SPDR® S&P MidCap 400® ETF Trust and are subject to the risks associated with mid-capitalization companies. The SPDR® S&P MidCap 400® ETF Trust is composed of equity securities issued by companies that are considered mid-capitalization companies. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large capitalization companies. In addition, mid-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the SPDR® S&P MidCap 400® ETF Trust may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

￭Adjustments to the MDY Shares or the index tracked by the MDY Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the SPDR® S&P MidCap 400® ETF Trust, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the S&P MidCap 400® Index. Any of these actions could adversely affect the price of the MDY Shares and, consequently, the value of the Trigger PLUS. S&P® Dow Jones Indices LLC (“S&P”) is responsible for calculating and maintaining the S&P MidCap 400® Index. S&P may add, delete or substitute the stocks constituting the S&P MidCap 400® Index or make other methodological changes that could change the level of the S&P MidCap 400® Index. S&P may discontinue or suspend calculation or publication

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

of the S&P MidCap 400® Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P MidCap 400® Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the MDY Shares and, consequently, the value of the Trigger PLUS.

￭The performance and market price of the MDY Shares, particularly during periods of market volatility, may not correlate with the performance of the S&P MidCap 400® Index, the performance of the component securities of the S&P MidCap 400® Index or the net asset value per share of the MDY Shares. The MDY Shares do not fully replicate the S&P MidCap 400® Index and may hold securities that are different than those included in the S&P MidCap 400® Index.  In addition, the performance of the MDY Shares will reflect additional transaction costs and fees that are not included in the calculation of the S&P MidCap 400® Index.  All of these factors may lead to a lack of correlation between the performance of the MDY Shares and the S&P MidCap 400® Index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the MDY Shares may impact the variance between the performance of the MDY Shares and the S&P MidCap 400® Index.  Finally, because the shares of the MDY Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the MDY Shares may differ from the net asset value per share of the MDY Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the MDY Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the MDY Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the MDY Shares, and their ability to create and redeem shares of the MDY Shares may be disrupted. Under these circumstances, the market price of shares of the MDY Shares may vary substantially from the net asset value per share of the MDY Shares or the level of the S&P MidCap 400® Index.

For all of the foregoing reasons, the performance of the MDY Shares may not correlate with the performance of the S&P MidCap 400® Index, the performance of the component securities of the S&P MidCap 400® Index or the net asset value per share of the MDY Shares.  Any of these events could materially and adversely affect the price of the shares of the MDY Shares and, therefore, the value of the Trigger PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the MDY Shares on the valuation date, even if the MDY Shares’ shares are underperforming the S&P MidCap 400® Index or the component securities of the S&P MidCap 400® Index and/or trading below the net asset value per share of the MDY Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the MDY Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the MDY Shares. However, the calculation agent will not make an adjustment for every event that can affect the MDY Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on May 17, 2024:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	5,303.27
52 Weeks Ago:	4,158.77
52 Week High (on 5/15/2024):	5,308.15
52 Week Low (on 5/24/2023):	4,115.24

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2019 through May 17, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on May 17, 2024 was 5,303.27. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2019 to May 17, 2024

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter (through May 17, 2024)	5,308.15	4,967.23	5,303.27

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P® U.S. Indices” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P MidCap 400® ETF Trust Overview

The SPDR® S&P MidCap 400® ETF Trust (the “Trust”) is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index. The S&P MidCap 400® Index was developed by S&P® Dow Jones Indices LLC as a performance benchmark for the medium capitalization segment of the U.S. equities markets. PDR Services, LLC acts as the sponsor and State Street Global Advisors (“SSGA”) acts as the marketing agent for the SPDR® S&P MidCap 400® ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-89088 and 811-08972, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P MidCap 400® ETF Trust is accurate or complete.

Information as of market close on May 17, 2024:

Bloomberg Ticker Symbol:	MDY UP
Current Share Price:	$551.69
52 Weeks Ago:	$449.29
52 Week High (on 3/28/2024):	$556.40
52 Week Low (on 10/27/2023):	$425.08

The following graph sets forth the daily closing prices of the MDY Shares for the period from January 1, 2019 through May 17, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the MDY Shares for each quarter in the same period. The closing price of the MDY Shares on May 17, 2024 was $551.69. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The MDY Shares have at times experienced periods of high volatility, and you should not take the historical values of the MDY Shares as an indication of future performance.

MDY Shares Daily Closing Prices January 1, 2019 to May 17, 2024

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P MidCap 400® ETF Trust (CUSIP 78467Y107)	High ($)	Low ($)	Period End ($)
2019
First Quarter	352.26	296.63	345.40
Second Quarter	361.02	330.13	354.59
Third Quarter	362.01	334.13	352.47
Fourth Quarter	376.09	338.73	375.38
2020
First Quarter	384.02	220.85	262.88
Second Quarter	355.21	243.09	324.49
Third Quarter	358.67	318.46	338.83
Fourth Quarter	421.75	343.51	419.92
2021
First Quarter	489.29	413.34	476.05
Second Quarter	504.81	475.11	491.01
Third Quarter	506.04	468.36	480.88
Fourth Quarter	531.03	485.70	517.68
2022
First Quarter	521.70	459.24	490.45
Second Quarter	493.76	402.57	413.49
Third Quarter	481.07	401.58	401.66
Fourth Quarter	470.48	409.49	442.79
2023
First Quarter	497.12	433.10	458.41
Second Quarter	478.91	439.95	478.91
Third Quarter	498.33	450.89	456.64
Fourth Quarter	512.60	425.08	507.38
2024
First Quarter	556.40	491.35	556.40
Second Quarter (through May 17, 2024)	556.17	516.55	551.69

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P MidCap 400® Index. The S&P MidCap 400® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets by tracking the stock price movement of 400 companies with mid-sized market capitalizations. Component stocks of the S&P MidCap 400® Index are required to have a total company level market capitalization that reflects approximately the 85th – 93rd percentile of the S&P® Total Market Index. The S&P MidCap 400® Index measures the relative performance of the 400 constituent stocks as of a particular time as compared to the common stocks of 400 similar companies on the base date of June 28, 1991. The S&P MidCap 400® Index does not overlap holdings with the S&P 500® Index or the S&P SmallCap 600® Index. For additional information about the S&P MidCap 400® Index, see the information set forth under “S&P® U.S. Indices—S&P MidCap 400® Index” in the accompanying index supplement.

June 2024 Page 16

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
SPX Index publisher:	S&P® Dow Jones Indices LLC or any successor thereof
Share underlying index:	With respect to the MDY Shares, the S&P MidCap 400® Index
Share underlying index publisher:	With respect to the MDY Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

June 2024 Page 17

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Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and

June 2024 Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the MDY Shares, in stocks constituting the SPX Index or the S&P MidCap

June 2024 Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

400® Index and in futures and/or options contracts on the SPX Index, the MDY Shares or the S&P MidCap 400® Index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the level of any underlying on the pricing date, and therefore the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the MDY Shares, the stocks constituting the SPX Index or the S&P MidCap 400® Index, futures or options contracts on the SPX Index, the MDY Shares or the S&P MidCap 400® Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS, including the leverage factor, such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all

June 2024 Page 20

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the SPDR® S&P MidCap 400® ETF Trust due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

June 2024 Page 21